EX-99.B.10

                         Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Variable Annuity Account B:

We consent to the use of our report dated February 7, 2000, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company and our report dated February 11, 2000, relating to the financial statements of Variable Annuity Account B, which are included in this Post Effective Amendment No. 3 to Registration Statement (File No. 333-87305) on Form N-4 and to the reference to our firm under the heading "Independent Auditors" in the statement of additional information.




                                                                 /s/ KPMG LLP


Hartford, Connecticut
April 26, 2000